Exhibit 10.54

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

This Agreement (“Agreement”) is entered into as of the last Date of Execution set forth on the signature page hereof (“Effective Date”) between RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership (“Seller”), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Buyer”), with reference to the following:

RECITALS

A. Seller owns certain real property described on attached Exhibit “A”, together with Seller’s right, title and interest in and to all appurtenant rights, privileges and servitudes (collectively, the “Real Property”) commonly known as Richmond Plaza located at 3435 Wrightboro Road, Augusta, Georgia, together with all buildings, structures, or other improvements located thereon (but not those, if any, owned by Tenants (as hereinafter defined)) (the “Improvements”) and all personal property (the “Personal Property”) described in the Bill of Sale attached hereto as Exhibit “G” (the Real Property, Improvements, and Personal Property being collectively referred to as the “Property”). The Real Property consists of approximately 19.80 acres of land developed with buildings containing 178,167 sq. ft., more or less, of leasable area and related improvements.

B. Seller agrees to sell and Buyer agrees to buy the Property upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT. Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to purchase the Property from Seller, subject to the terms and conditions set forth in this Agreement.

PURCHASE PRICE. The purchase price for the Property (“Purchase Price”) shall be Nineteen Million Seven Hundred Thousand Dollars ($19,700,000), payable in cash on the date of Closing (as defined in Paragraph 7.1 below) by wire transfer of immediately available funds, subject to prorations and adjustments at Closing as provided in this Agreement.

DEPOSIT.

1.1 Within three (3) business days after the Effective Date of this Agreement, Buyer shall deposit with Land Services USA, Inc. (“Escrow Agent”) the sum of One Hundred Fifty Thousand Dollars ($150,000) (“Initial Deposit”) to be held as security for performance of Buyer’s obligations under this Agreement. The Initial Deposit shall be promptly refunded to Buyer (less the Independent Consideration (as hereinafter defined)) if the Agreement terminates during the Review Period (as defined in Paragraph 3.1 below) in accordance with Paragraph 3.1 hereof. If Buyer elects to proceed, then within one (1) business day after the expiration of the Review Period, Buyer shall deposit with Escrow Agent the sum of One Hundred Fifty Thousand Dollars ($150,000) (the “Second Deposit”) to be held as security for the performance of Buyer’s obligations under this

Agreement. The Initial Deposit and the Second Deposit, to the extent then paid, are collectively referred to herein as the “Deposit”. In the event that Buyer fails to make timely the Second Deposit, this Agreement shall be deemed terminated, Escrow Agent shall release the Initial Deposit to Buyer and, upon Buyer’s receipt thereof, neither party shall have further liability hereunder except those obligations which expressly survive the termination of this Agreement. From and after the expiration of the Review Period, the Deposit shall be non-refundable except in the case of Seller’s default hereunder or other conditions expressly set forth herein requiring return of the Deposit to Buyer. In the event that Buyer defaults hereunder, the Deposit will serve as liquidated damages pursuant to Paragraph 1.2 below. Interest earned on the Deposit shall be considered part of the Deposit and shall be deemed to have been earned by, and constitute income of, Buyer. Buyer’s FEIN is 45-3274671.

1.2 IN THE EVENT THE DEPOSIT IS PAID TO SELLER AS PROVIDED HEREIN, THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT (A) PAYMENT OF THE DEPOSIT TO SELLER IS INTENDED TO COMPENSATE SELLER FOR DAMAGES IT WILL SUFFER AND NOT AS A PENALTY OR FORFEITURE; (B) SELLER’S DAMAGES ARE EXTREMELY DIFFICULT TO ACCURATELY ASCERTAIN AND THAT PROOF OF SUCH AMOUNT WOULD BE COSTLY, TIME-CONSUMING AND INCONVENIENT; (C) THE AMOUNT OF THE DEPOSIT IS FAIR AND REASONABLE IN LIGHT OF ALL OF THE CIRCUMSTANCES EXISTING ON THE EFFECTIVE DATE AND AT THE TIME OF PAYMENT, INCLUDING THE RELATIONSHIP OF SUCH AMOUNT TO THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED; (D) THIS CLAUSE HAS BEEN THE SUBJECT OF SPECIFIC NEGOTIATION; (E) EACH PARTY HAS HAD THE OPPORTUNITY TO HAVE COUNSEL FULLY EXPLAIN THE CONSEQUENCES OF THIS CLAUSE; (F) EACH PARTY FULLY UNDERSTANDS THE CONSEQUENCES OF THIS CLAUSE; AND (G) SUCH LIQUIDATED DAMAGES SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY FOR BUYER’S DEFAULT AND SELLER SHALL NOT BE ENTITLED TO DEMAND SPECIFIC PERFORMANCE BY BUYER AND ITS AGENT, AND BUYER SHALL HAVE NO OTHER OR FURTHER OBLIGATION OR LIABILITY UNDER THIS AGREEMENT TO SELLER ON ACCOUNT OF SUCH DEFAULT OR BREACH.

RFM	EAO

Buyer’s Initials	Seller’s Initials

1.3 The Deposit shall be applied to the Purchase Price at Closing.

1.4 Notwithstanding anything set forth in this Agreement, pursuant to any term of this Agreement, should the Deposit be refunded to Buyer, the amount of the Deposit to Buyer shall be less and except the sum of Fifty Dollars ($50.00) (the “Independent Consideration”), which shall be retained on behalf of Seller, which sum shall be deemed nonrefundable and fully earned by Seller as of the execution of this Agreement by all parties hereto.

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2. SELLER’S DELIVERIES.

2.1 Within three (3) days after the Effective Date, Seller shall deliver or make available to Buyer the items listed on attached Exhibit “C” (“Seller’s Deliveries”).

2.2 Notwithstanding any terms to the contrary in this Agreement, (a) Seller shall not be obligated or otherwise required to furnish or make available to Buyer any of the following (collectively, “Excluded Property Records”): (i) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets, prepared by or on behalf of Seller or any affiliate of Seller; and (ii) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the purchase of the Property by Seller, or which are subject to a confidentiality agreement, (b) Seller’s Deliveries shall not include any Excluded Property Records; and (c) Seller shall have no obligation or liability of any kind to Buyer as a result of Seller not furnishing or making available to Buyer the Excluded Property Records.

2.3 In the event that Buyer terminates this Agreement in accordance with Paragraph 3.1 or defaults under this Agreement, Buyer shall, upon request, return to Seller all Seller’s Deliveries delivered to Buyer by Seller.

3. REVIEW PERIOD.

3.1 Buyer shall have a period of thirty (30) days after the Effective Date (the “Review Period”) to inspect the Property, to examine all of the financial books and other records of Seller pertaining to the Property, to review all of Seller’s Deliveries, to have the Property inspected by its engineers, to undertake environmental surveys and assessments of the Property (including inquiries to governmental agencies), and to undertake all other inquiries, investigations, studies and surveys, as Buyer deems appropriate. Notwithstanding anything herein to the contrary, Buyer shall not conduct or allow any physically intrusive testing of, on or under the Improvements or the Real Property without first obtaining Seller’s prior written consent as to the scope and timing of the due diligence to be performed. When seeking Seller’s consent to any physically intrusive testing, Buyer shall specify the type of testing to be conducted, the proposed location of the testing and the contaminants or other environmental condition (such as an underground storage tank) for which Buyer is testing. Buyer shall provide notice (which may be telephonic or via e-mail) to Seller not less than one (1) business day prior to each date Buyer or its engineers propose to enter the Real Property. Buyer agrees to repair and restore the Improvements or the Real Property to the condition prior to such surveys and assessments and shall indemnify Seller against any injuries to persons or any physical damage to the Real Property to the extent solely caused by Buyer, its agents and contractors, in undertaking any testing, borings, sampling or other investigations of the Real Property for purposes of this Agreement (the “Buyer Repair and Indemnity Obligations”). The Buyer Repair and Indemnity Obligations shall survive any

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termination of this Agreement. Throughout the Review Period, Buyer shall have reasonable access to the Property and Seller’s financial records pertaining to the Property. Subject to the provisions of the leases that encumber the Property (the “Leases”), all portions of the Property shall be available for inspection by Buyer during normal business hours during the Review Period. Such inspections by Buyer shall not unreasonably interfere with or detract from the customary business operations of the Property or the tenants on the Property (the “Tenants”). Under no circumstances shall Buyer contact or interview any of the Tenants in connection with the potential sale of the Property to Buyer without providing to Seller not less than two (2) business days’ notice of such interview, and Seller shall have the right to have a representative present to participate in such interview (provided, however, that Buyer shall not be required to reschedule if Seller’s representative fails to attend the interview at the scheduled time of the interview). Buyer shall not be required to provide Seller with copies of any and all third party reports prepared for Buyer in connection with or in any way relating to the Property unless Seller requests Buyer in writing to provide copies of the same (which copies will provided at Seller’s sole cost and expense). Except as required by law or regulations or in connection with carrying out its obligations hereunder, Buyer shall not make any notifications or disclosures to any governmental authority or any other third party regarding any matter revealed in its inspections of the Property without Seller’s written permission, which may be withheld in Seller’s sole discretion. To the extent Buyer makes such permitted notifications or disclosures, Buyer shall provide Seller with copies of same. Buyer shall have the right at any time prior to the end of the Review Period to terminate this Agreement, for any reason or no reason at all, upon written notice to Seller and Escrow Agent, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit (less the Independent Consideration) shall be promptly returned to Buyer, and (iii) neither party shall have any further liability or obligation hereunder (except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement). If Buyer notifies Seller and Escrow Agent in writing prior to the end of the Review Period that Buyer is satisfied with its review of the Property and Seller’s Deliveries, the parties shall proceed to Closing, subject to satisfaction or waiver of the conditions contained herein. If such notice is not given, (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit (less the Independent Consideration) shall be promptly returned to Buyer, and (iii) neither party shall have any further liability or obligation hereunder (except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement).

3.2 Buyer agrees that it shall for itself, and shall cause its engineers performing the inspections to, obtain and maintain general commercial liability insurance in an amount not less than One Million Dollars ($1,000,000.00) from insurers reasonably acceptable to Seller, and such insurance policies shall name Seller as an additional insured. Buyer shall provide Seller with certificates of insurance reflecting such coverage prior to any entry onto the Property.

3.3 Buyer agrees as follows: (a) the Seller’s Deliveries shall not be used or duplicated for any purpose other than the evaluation of the proposed purchase of the Property; (b) to keep confidential and not disclose the Seller’s Deliveries and any

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information developed by Buyer (including any third-party reports prepared for Buyer) (collectively with the Seller’s Deliveries, the “Confidential Information”) to any third party or entity other than the Buyer’s directors, officers, employees, counsel, representatives, agents, contractors, members, investors, accountants, consultants or potential lenders who need to have access to the Confidential Information in connection with this Agreement (collectively, “Representatives”); (c) not to disclose to parties other than the Representatives the fact that discussions or negotiations are taking place concerning the possible purchase and sale of the Property or any of the terms thereof; and (d) to direct its Representatives to comply with the terms of this Agreement prior to disclosing any of the Confidential Information to such Representatives, and to be liable for any non-compliance by such Representatives. In the event Buyer or its Representative becomes legally compelled to disclose all or any part of the Confidential Information (whether by law, rule or regulation, including, but not limited to, regulations of the SEC (as hereinafter defined)), Buyer will provide Seller with prompt written notice so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Paragraph 3.3. The obligations of Buyer under this Paragraph 3.3 with respect to Confidential Information shall remain in effect except to the extent that Buyer can establish by written evidence that: (i) such Confidential Information is generally available to the public (whether through public filings or otherwise) other than as a result of unauthorized disclosure by Buyer or persons to whom Buyer has made the information available; (ii) disclosure of such Confidential Information is specifically authorized in writing by Seller; (iii) such Confidential Information was received by Buyer on a non-confidential basis (whether through public filings or otherwise) prior to receipt from Seller, form a third party lawfully possessing and lawfully entitled to disclose such information; or (iv) such Confidential Information is required to be disclosed by Buyer as provided in the second and third sentences of this Paragraph 3.3 after compliance by Buyer with the provisions of the second sentence of this Paragraph 3.3. The obligations contained in this Paragraph 3.3 shall not apply to disclosures made by Buyer in connection with enforcement of this Agreement. Buyer agrees to indemnity, defend and hold harmless Seller from and against any damage, loss or expense, including reasonable attorneys’ fees, actually suffered by Seller resulting solely by reason of the unauthorized distribution or disclosure of the Confidential Information by Buyer or its Representatives.

3.4 Subject to Paragraph 7.8, to the extent that Buyer intends to assume any of the Contracts (as hereinafter defined), Buyer shall notify Seller, in writing, prior to the last day of the Review Period, which of the Contracts Buyer intends to assume at Closing.

4. TITLE REVIEW AND SURVEY.

4.1 Title to the Property (both legal and beneficial) shall be good, marketable and indefeasible and free and clear of all liens, restrictions, easements, encumbrances and title objections, except for the Permitted Exceptions (as defined below), and shall be insurable as such at standard rates by Land Services USA, Inc. (the “Title Company”).

4.2 Within five (5) days after the Effective Date, Buyer shall order or cause to be ordered, at Buyer’s expense, a title commitment (“Title Commitment”) to issue the

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Owner’s Title Policy (as hereinafter defined) for the Property from the Title Company, together with copies of all underlying documents of record referred to therein. Within two (2) business days after receipt of the Title Commitment, Buyer shall order an ALTA/ACSM Land Title Survey of the Property acceptable to Buyer (“Survey”). The Title Commitment and the Survey shall be referred to collectively herein as “Title Documents”.

4.3 Within five (5) business days after Buyer’s receipt of the last to be received of the Title Commitment and Survey (but in no event later than five (5) days prior to the expiration of the Review Period), Buyer shall review the Title Documents and deliver to Seller in writing its objections (“Buyer’s Objections”) with regard to anything contained or set forth therein. The following items shall be deemed “Permitted Exceptions”: (a) those items created or assumed in writing by Buyer; (b) zoning ordinances that do not interfere with the present use of the Property as a commercial shopping center facility; (c) real estate taxes which are a lien on the Property but which are not yet due and payable; and (d) any other item shown on the Title Documents and not expressly and timely objected to by Buyer shall be deemed “Permitted Exceptions”.

4.4 Seller shall use its good faith efforts to cure Buyer’s Objections and shall have until two (2) business days prior to the expiration of the Review Period to notify Buyer of its proposed cure for each of Buyer’s Objections (which notice may be sent to Buyer via e-mail notwithstanding Paragraph 11.7) and to provide Buyer with revised Title Documents evidencing that such Buyer’s Objections have been remedied and/or insured over in a manner satisfactory to Buyer in its sole and absolute discretion. If Seller is unable more than two (2) days prior to the expiration of the Review Period, to cure Buyer’s Objections, then Buyer, at its sole option, prior to the expiration of the Review Period, may (a) terminate this Agreement upon written notice to Seller and the Deposit shall be promptly returned to Buyer and this Agreement shall terminate and become null and void and of no effect and the parties shall be released from all further obligations hereunder (except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement); or (b) notify Seller that Buyer will close subject to such uncured Buyer’s Objections (without any adjustment in the Purchase Price) and such uncured Buyer’s Objections shall be deemed Permitted Exceptions. Notwithstanding the foregoing, Seller shall be obligated at Closing to cause the release of (and in no event shall the following be deemed Permitted Exceptions): all mortgages or deeds of trust executed by Seller, mechanic’s liens for work performed on behalf of Seller, tax liens (other than liens for real estate taxes for the current year not yet due and payable), all judgment liens against the Seller and all other liens and encumbrances against the Property arising from the acts or omissions of Seller and securing liquidated amounts.

4.5 Buyer shall have the right to reexamine title to the Property and update the Survey at any time and from time to time prior to Closing, and with respect to any title exceptions, encroachments over the boundaries of the Real Property, or alterations or improvements to the Real Property or to the footprint of the Improvements first occurring or arising subsequent to the effective date of the Title Commitment or the Survey obtained by Buyer pursuant to Paragraph 4.2, Buyer shall have the same rights set forth

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in this Section 4 (provided however that if Seller is unable to cure such new items, then Buyer may terminate this Agreement and the Deposit shall be promptly returned to Buyer, regardless of whether the Review Period has expired).

4.6 On or prior to the Closing, Seller shall deliver to the Escrow Agent, all customary and reasonable documentation required by the Title Company to issue a 2006 Form ALTA Owner’s Title Policy in the amount of the Purchase Price without standard exceptions and subject only to the Permitted Exceptions (the “Owner’s Title Policy”).

4.7 If title to the Property at Closing shall not be as required by this Agreement, Buyer shall have the option of either taking such title as Seller can convey without abatement of price, or of canceling this Agreement. In the latter event, the Deposit shall promptly be returned to Buyer and this Agreement shall terminate and become null and void and of no effect and the parties shall be released from all further obligations hereunder (except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement). The foregoing shall not be deemed to limit Buyer’s remedies for a default of Seller under Paragraph 11.13.

4.8 The Property description to be included in the Deed (as defined below), to be delivered from Seller to Buyer at Closing, shall be the Exhibit “A” legal description attached to this Agreement. If the legal description of the Property, as prepared from the Survey, is different from the Exhibit “A” legal description, Seller shall also execute and deliver at Closing a quitclaim deed containing a legal description of the Property prepared from the Survey.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

5.1 Seller’s Representations and Warranties. Seller represents and warrants to Buyer the following as of the Effective Date and as of the Closing as though made on and as of each such date:

a. Seller is a limited partnership, duly organized and existing in good standing or full force and effect under the laws of the State of Georgia. Seller has the power to own its property and to carry on its business as now being conducted. Seller is (or will be as of Closing) duly and legally authorized to enter into this Agreement and carry out and perform all covenants to be performed by it hereunder and its right to execute this Agreement is not limited by the existence of any other contracts or agreements whatsoever. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which it or the Property is bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Seller or the Property.

b. Seller has provided to Buyer as part of the Seller’s Deliveries true, correct and complete copies of (i) all Leases (including all amendments thereto) of any

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portion of the Property currently in effect as set forth in the Rent Roll (as defined below), and (ii) all service contracts executed by Seller currently in effect as set forth in Exhibit “O” (the “Contracts”).

c. Except as described on attached Exhibit “D”, Seller has not received written notice of any violation of any applicable federal, state or local laws, codes, rules, ordinances or orders or of any covenant, condition, restriction, instrument or agreement affecting or relating to the Property, including without limitation those relating to environmental, health, safety, zoning, platting, fire, seismic or other land use requirements, which has not been corrected to the satisfaction of the appropriate governmental authority, or which would affect the use or income of the Property.

d. Seller has received no written notice and has no knowledge to the effect that, there is located in, on, under or about the Property any “Hazardous Materials” in violation of any applicable federal, state or local laws. For purposes hereof, “Hazardous Materials” means any substance, material or waste that is currently regulated by any local governmental authority, the state in which the Property is located or the United States Government, including, but not limited to, any material or substance which is (i) petroleum; (ii) asbestos or asbestos-containing materials; (iii) polychlorinated biphenyls; (iv) urea formaldehyde foam insulation; or (v) deemed to be a pollutant, contaminant, hazardous material, hazardous substance, hazardous chemical, hazardous waste, extremely hazardous waste, toxic substance or material or restricted hazardous waste pursuant to applicable laws.

e. Seller has the exclusive right of possession of the Property, subject only to easements and rights-of-way of record and the Leases. Except as set forth on Exhibit “P,” the Leases are in full force and effect and, to Seller’s knowledge, there are no defaults thereunder.

f. No rents, Leases, concession agreements or licenses are assigned or pledged by Seller to any person other than the holder of any first mortgage presently encumbering the Property.

g. Seller has received no written notice and has no knowledge as to any default or breach by Seller under any Leases, covenants, conditions, restrictions, rights-of-way, or easements that may affect the Property or any portion thereof.

h. There are no legal or insurance proceedings or lawsuits outstanding or, to Seller’s knowledge, threatened against or affecting the Property, except as disclosed on attached Exhibit “E”.

i. Except for the Leases, and except for those of the Seller’s Deliveries which by their terms shall not expire or terminate on or before Closing, Seller has not executed or otherwise entered into any lease, occupancy agreement, or contract affecting the Property which will survive Closing.

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j. Seller has no employees assigned to the Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Buyer or any asset to be acquired by Buyer pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

k. Except as set forth on Exhibit “H,” (i) no tenants of the Property are entitled to any concessions, rebates, allowances, or free rent for any period after the Closing and, (ii) there are no real estate brokerage or leasing commissions due under any Leases or other occupancy agreements pertaining to the Property, including such commissions due for lease renewals or expansions.

l. The Contracts are the only agreements, contracts, and/or understandings relating to the operation and maintenance of the Property and Seller has not contracted for any services or employment and has made no commitments or obligations therefor which will bind Buyer as a successor in interest with respect to the Property and all of the Contracts are terminable by Seller prior to Closing.

m. The rent roll attached hereto as Exhibit “N” (“Rent Roll”) is a true and correct list of all of the Leases presently in force and affecting the Property and truly and correctly sets forth the lease term, base rental, and tenant name.

n. Neither Seller nor any of its affiliates, is a person or entity whom U.S. persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

Representations and warranties above that are expressly limited to Seller’s knowledge shall be based solely on the knowledge of Elizabeth Owens and John Braithwaite (the “Designated Representatives”), respectively, a senior vice president and a vice president of the general partner of Seller. Buyer acknowledges that the Designated Representatives are named solely for the purpose of defining the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from the Designated Representatives to Buyer. Buyer covenants that it will bring no action of any kind against the Designated Representatives related to or arising out of these representations and warranties.

5.2 Seller’s Covenants. In addition to all other covenants of Seller contained in this Agreement,

Seller covenants and agrees that from the Effective Date through the Closing:

a. Seller will operate the Property in substantially the same manner as conducted prior to the Effective Date.

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b. If, during the Review Period, Seller (i) enters into any new leases or contracts affecting the operation of the Property; (ii) renews or amends any existing contracts for terms exceeding six (6) months (unless such contracts are terminable on thirty (30) days’ notice), or involving a monthly expenditure in excess of that currently being paid under such existing contract; (iii) commences collection or eviction proceedings against defaulting Tenants; (iv) accepts surrender or permits termination of any of the Leases; (v) enters into modifications, extensions or renewals of existing Leases or contracts; or (vi) terminates any tax appeals, condemnation award proceedings, insurance settlement negotiations or proceedings, zoning changes, public roadway and/or traffic realignment negotiations with public authorities or the like, and/or storm water management agreements and the like benefiting the Property (collectively, “New Agreements”), Seller shall promptly give written notice thereof to Buyer prior to the conclusion of the Review Period and in sufficient time for Buyer to review and exercise its right to terminate this Agreement during the Review Period. Following the expiration of the Review Period (provided this Agreement has not been terminated) through the Closing, Seller will not enter into any New Agreements without Buyer’s prior written consent, which may be granted or denied in Buyer’s sole and absolute discretion. Buyer’s failure to consent or withhold consent within seven (7) business days after written request from Seller shall be deemed that Buyer has consented to the New Agreement described in the applicable request.

c. Seller shall notify Buyer of any written notices Seller receives regarding pending litigation affecting the Property and will provide Buyer with copies of any written default notices sent by Seller to, or received by Seller from, any Tenants or any service or materials providers to the Property sent or received from and after the Effective Date up through the Closing.

d. Seller will not take any affirmative action the effect of which would be to cause any of the representations or warranties of Seller in this Agreement to be untrue as of Closing.

e. Seller will hire no employees for the Property after the Effective Date whose employment will last past the Closing Date.

f. Seller shall advise Buyer if Seller receives any written notice from Kroger, Inc. (“Kroger”) or knowledge directly from corporate management of Kroger concerning Kroger’s ceasing operations from the Property and/or terminating its Lease.

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5.3 Buyer’s Representations. Buyer represents and warrants to Seller the following as of the Effective Date and as of the Closing as though made on and as of each date:

a. Buyer is a limited liability company, duly organized and existing in good standing or full force and effect under the laws of the State of Ohio. Buyer has the power to own its property and to carry on its business as now being conducted. Buyer is (or will be as of Closing) duly and legally authorized to enter into this Agreement and carry out and perform all covenants to be performed by it hereunder and its right to execute this Agreement is not limited by the existence of any other contracts or agreements whatsoever. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which it is bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer.

b. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

c. Buyer does not hold “plan assets” as such term is defined under the Department of Labor regulation found at 29 C.F.R. Section 2510.3-101.

d. Neither Buyer nor any of its affiliates, is a person or entity whom U.S. persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

5.4 Survival. The representations, warranties and covenants made by Seller in Paragraph 5.1 above and the representations made by Buyer in Paragraph 5.3 above are true and correct in all material respects as of the Effective Date, shall be true and correct in all material respects and deemed repeated as of the Closing Date (as defined below), and shall survive Closing for a period of twelve (12) months.

5.5 Limited Liability. Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of any representations and warranties of Seller set forth in this Agreement or any Seller Estoppel (as defined below) or breach of covenant, unless and until the aggregate amount of all liability and losses arising out of any such untruth(s) or inaccuracy(ies), or any such breaches, exceeds $25,000. In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, $600,000. Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of

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any breach of a representation, warranty or covenant of Seller herein, or Buyer obtains knowledge (from whatever source, including, without limitation, estoppel certificates from the Tenants or any of the Seller’s Deliveries, as a result of Buyer’s inspections, the inclusion of any information in or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations and warranties herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement. The provisions of this Paragraph 5.5 shall survive Closing.

5.6 Post-Closing Audit. To the extent that Seller does not provide to Buyer at Closing an audited financial statement for each year (and unaudited financial statement for any interim period) that Buyer would be required to include in its post-Closing filing with the Securities and Exchange Commission (the “SEC”) in order for Buyer to comply with Rule 3.05 or Rule 3-14 as applicable of Regulation S-X with regard to Buyer’s acquisition of the Property, then upon written request of Buyer (such request to be made no later than three (3) years after the Closing Date), Seller, at no cost to Seller, shall provide to Buyer, during regular business hours, access to such income and expense records for the Property for each applicable year (and interim period) that is reasonably required in order for Buyer, at Buyers’ expense, to prepare audited and unaudited financial statements as are necessary for Buyer to comply with either Rule 3.05 or Rule 3-14 as applicable of Regulation S-X. Seller shall reasonably cooperate with Buyer in connection with Buyer’s preparation of the audited and unaudited financial statements, all at Buyer’s expense.

6. CONDITIONS.

6.1 Buyer’s obligations to close the transaction contemplated by this Agreement are subject to satisfaction or waiver by Buyer of the following conditions:

a. The timely and complete performance by Seller of its material covenants and material obligations under this Agreement.

b. The truth and accuracy in every material respect, as of the Effective Date and the date of Closing, of each and every representation and warranty of Seller.

c. Seller having marketable, indefeasible fee simple title to the Property, subject only to the Permitted Exceptions.

d. There shall be no effective injunction or restraining order of any nature issued by a court of competent jurisdiction directing that this transaction not be consummated.

e. All contracts pertaining to the Property that Buyer determines to assume during the Review Period shall be in full force and effect in accordance with their respective terms, and there shall be no material default thereunder.

f. No written notice from any governmental authority of any modification or violation of any zoning law applicable to the Property shall have been delivered to Seller, which modification or violation will have a material adverse effect on the current use of the Property.

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g. On or before the Closing Date, Seller shall have delivered to Buyer estoppel certificates (acceptable to Buyer in its reasonable discretion) from each of the Major Tenants (as hereinafter defined) and from seventy-five percent (75%) of the remaining leased square foot area of the Property (excluding the Governmental Tenants (as hereinafter defined)), in generally the same to be on the form attached hereto as Exhibit “K” and shall not be dated more than thirty (30) days prior to the Closing. In the event that any Lease provides for the form or content of an estoppel certificate that such Tenant shall be required to deliver, then such Tenant’s estoppel certificate may be in such form or contain only those matters as an estoppel certificate is required to address pursuant to the related Lease. The term “Major Tenants” shall mean Kroger, Chuck E Cheese’s, Jo Ann’s Fabrics, Harbor Freight Tools USA, Inc., Burger King Corporation and Mattress Firm. The term “Governmental Tenants” shall mean Army/Air Force and Navy/Marines (or the General Services Administration acting on their behalf). If the estoppel certificates required under this Paragraph 6.1(g) cannot be timely delivered, Seller may, but shall not be obligated to, (A) provided that Seller gives notice to Buyer at least five (5) days before Closing, adjourn the Closing for a period not to exceed fifteen (15) days, to obtain the same or (B) elect to deliver a seller estoppel certificate executed by Seller in substantially the same form as the estoppel letter form to be delivered by tenants of the Property hereunder with the applicable lease information completed therein and with appropriate knowledge qualifiers for Seller (the “Seller Estoppel”) for no more than fifteen percent (15%) of the rentable area of the Property; provided however, Seller may not deliver a Seller Estoppel for any of the Major Tenants. Seller shall be entirely released from liability under a Seller Estoppel upon delivery to Buyer of an estoppel certificate from the corresponding Tenant to the extent such estoppel certificate is in a form which complies with this Paragraph 6.1(g).

h. Within two (2) business days after receipt from Buyer or Buyer’s lender, Seller shall deliver to such Tenants as Buyer or Buyer’s lender may require subordination, non-disturbance and attornment agreements (“SNDAs”) in the form provided to Seller by Buyer or Buyer’s lender. This Agreement shall not be conditioned upon any one or more of the Tenants executing and delivering to Buyer SNDAs.

i. During the period of time from the expiration of the Review Period until the date of Closing, Kroger shall not have (A) ceased operating from the Property, (B) terminated its Lease, (C) announced in writing that it shall be closing its store from the Property or (D) filed, or announced in writing that it intends to file, for bankruptcy protection from its creditors.

6.2 Seller’s obligations to close the transaction contemplated by this Agreement are subject to satisfaction or waiver by Seller of the following conditions:

a. The timely and complete performance by Buyer of its material covenants and material obligations under this Agreement.

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b. The truth and accuracy in every material respect, as of the Effective Date and the date of Closing, of each and every representation and warranty of Buyer.

6.3 So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date, or elect to close notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close, notwithstanding the non-satisfaction of such condition, there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had actual knowledge at the Closing. In the event of termination, the failure of a condition due to the breach of a party shall not relieve such breaching party from any liability it would otherwise have hereunder.

7. CLOSING.

7.1 The closing of the purchase and sale contemplated hereby (“Closing”) shall be held at the offices of the Escrow Agent no later than fifteen (15) days after the expiration of the Review Period (“Closing Date”), on such date that is selected by Buyer upon three (3) business days’ written notice to Seller, Escrow Agent, and Title Company but subject to extension as provided in Paragraphs 6.1(g), 10.2 and 10.4.

7.2 At Closing (except as otherwise expressly required below), Seller shall execute and/or deliver (or cause to be executed and delivered as appropriate) to Escrow Agent:

a. The limited warranty deed as attached as Exhibit “F” (“Deed”), conveying title to the Property.

b. The Bill of Sale attached as Exhibit “G”.

c. Intentionally Omitted.

d. The Assignment and Assumption of Leases, Intangible Rights and Obligations attached as Exhibit “I”.

e. A Tax Certification in the form attached as Exhibit “J”, pursuant to Internal Revenue Code Section 1445. In addition, required affidavit under forms promulgated pursuant to Official Code of Georgia Annotated (“O.C.G.A.”) Section 48-7-128, confirming that Seller is a resident or “deemed resident” for purposes of withholding 3% of the gain of the sale from Seller’s proceeds for payment to the Georgia Department of Revenue.

f. Copies of notices terminating and canceling any and all service contracts, maintenance agreements or other agreements to which Seller is a party, if any, that Buyer has elected not to assume in writing given to Buyer prior to the expiration of the Review Period.

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g. The Notice to Tenants in the form attached as Exhibit “L”.

h. True, correct and complete copies of any plans and specifications and development plans in Seller’s or its property or asset manager’s possession, Leases and service contracts, including all modifications or amendments thereof that exist (and have not been terminated pursuant to Paragraph 7.2(f)), all keys, security and pass codes for the Property, all codes and access for any website pertaining to the Property and copies of all default notices sent by Seller to any of the Tenants.

i. Authorizing resolutions to evidence the authorization of the sale of the Property by Seller and the delivery by Seller of all of the closing documents required by this Agreement.

j. Such standard form affidavits as the Title Company may reasonably require in order to issue the Owner’s Title Policy as required herein and to insure title to the Property after the Closing.

k. Pursuant to the provisions of Paragraph 4.8 hereof, if necessary or required, a quitclaim deed shall be executed by Seller to Buyer conveying any and all interest it may have in and to the Property set forth on the Survey.

l. A transfer tax declaration form.

m. An affidavit stating that the Rent Roll attached to this Agreement as an exhibit is, as of Closing, true, accurate and complete and noting any differences between such Rent Roll and the then current state of facts with respect to the matters set forth on the Rent Roll.

n. A so-called “bring down” certificate advancing the effective date of Seller’s Representations to be as of the Closing Date, same to be in the form of Exhibit “M” attached hereto.

o. An escrow agreement in the form of Exhibit “Q” attached hereto (the “Jo-Ann’s Escrow Agreement”).

7.3 At Closing, Buyer shall execute and/or deliver to the Escrow Agent:

a. The balance of the Purchase Price, by wire transfer of immediately available U.S. Federal Funds, to be received at or before 2:00 p.m., Eastern Time, on the Closing Date in the Escrow Agent’s escrow account.

b. Intentionally Omitted.

c. The Assignment and Assumption of Intangible Rights and Obligations in the form attached as Exhibit “I”.

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d. Authorizing resolutions evidencing that Buyer has the requisite power and authority to enter into and perform this Agreement and the documents to be signed by it in connection therewith.

e. The Jo-Ann’s Escrow Agreement.

7.4 At Closing, Seller shall pay the following costs and expenses:

a. Any transfer taxes and/or conveyance fees and stamps on the Deed and Georgia Withholding Tax pursuant to O.C.G.A. Section 48-7-128, if applicable.

b. To Buyer, all tenant security and other deposits pursuant to the Leases.

c. To Buyer, all prepaid rents.

d. All fees and costs to release liens (including, but not limited to any existing financing) and to correct title matters (to the extent Seller agreed to cure such matters pursuant to Paragraph 4.4 of this Agreement) against the Property.

e. Any recording fees relating to its obligations to correct title matters (to the extent Seller agreed to cure such matters pursuant to Paragraph 4.4 of this Agreement) against the Property.

f. With regard to any existing financing, all prepayment penalties and termination or filing fees for any UCC financing statements.

g. One-half (1/2) of escrow and/or closing fees.

h. Seller’s attorneys’ fees and expenses.

7.5 At Closing, Buyer shall pay the following costs and expenses:

a. The cash portion of the Purchase Price.

b. All expenses relating to its due diligence and investigation of the Property.

c. Except as expressly provided in Paragraph 7.4, any recording fees for documentation to be recorded in connection with the transactions contemplated by this Agreement.

d. One-half (1/2) of escrow and/or closing fees

e. All UCC searches.

f. All premiums and fees for any Loan Title Policy and all endorsements thereto.

g. All fees and costs for the Survey.

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h. All costs of any financing obtained by Buyer.

i. Buyer’s attorneys’ fees and expenses.

j. All premiums and fees for the Owner’s Title Policy.

k. All premiums and fees for title examination and all related charges.

l. All premiums for extended coverage and any and all endorsements to the Owner’s Title Policy.

m. Any prorated amounts for costs and expenses paid in advance by Seller as provided in Section 8.

7.6 Except for electrical, gas and water utility services that are supplied to and directly paid for by any of the Tenants, Seller shall cause all utility suppliers furnishing electrical, gas and water utility services to the Property to read all utility meters on the date of Closing and to bill Seller separately for all such charges. Buyer shall make its own arrangements regarding future utility billings and deposits. If any supplier refuses to read and bill any such utilities, such charges shall be prorated at Closing based upon the bill for the next most similar billing period.

7.7 Escrow Agent shall credit the Deposit, together with all interest earnings thereon, to Buyer at Closing.

7.8 At Closing, Seller shall provide Buyer with a credit against the Purchase Price for those unpaid commissions set forth on Exhibit “H” and Buyer shall assume the obligations of Seller under the Contracts giving rise to such commissions.

7.9 At Closing, Seller shall deliver full possession of the Property free and clear of all occupants other than the Tenants in possession under the Leases (including any New Agreements entered in accordance with this Agreement) and subject to the Permitted Exceptions, such Property to be in substantially the same condition as on the Effective Date with the following exceptions: (a) ordinary wear and tear, (b) any damages caused by the acts or omissions of Buyer, its agents or contractors, and (c) subject to the provisions of Section 10, damages by casualty or affected by any taking.

7.10 Not less than one (1) business day prior to Closing, Buyer and Seller shall agree on a Settlement Statement prepared by the Escrow Agent for the transactions contemplated by this Agreement in anticipation of Closing.

8. PRORATIONS. The following adjustments shall be made with respect to the Property, and the following procedures shall be followed:

8.1 At least five (5) days before the Closing Date, Seller shall prepare and deliver, or cause Escrow Agent to prepare and deliver, to Buyer a statement for the Property (the “Preliminary Proration Statement”) showing prorations for the items set forth below, calculated as of 11:59 p.m. on the day preceding the Closing Date, on the basis of a 365-day

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year. Buyer and Seller shall agree upon any adjustments to be made to the Preliminary Proration Statement before the Closing, and at the Closing, Buyer or Seller, as applicable, shall receive a credit equal to the net amount due Buyer or Seller, as applicable, pursuant to the Preliminary Proration Statement as finally agreed upon by Buyer and Seller. The items to be covered by the Preliminary Proration Statement are as follows:

a. rents, including percentage rents (if any), payable under the Leases (but only to the extent collected before the Closing Date);

b. escalation charges for real estate taxes, parking charges, marketing fund charges, operating expense prepayments and reimbursements from Tenants, maintenance escalation rents or charges, costs-of-living increases or other charges of a similar nature, if any, and any additional charges, and expenses (collectively, “Additional Rents”) payable under the Leases (but only to the extent collected before the Closing Date); provided that if any of the foregoing are not finally adjusted between Seller and a Tenant, as applicable until after the preparation of the Preliminary Proration Statement then proration of such items shall be subject to adjustment pursuant to Paragraph 8.4;

c. non-delinquent real property taxes and assessments (other than with respect to those Tenants which reimburse for real property taxes on an annual basis which shall be adjusted pursuant to Paragraph 8.4); provided that if the real property tax assessment for the fiscal year in which the Closing occurs has not been issued as of the Closing Date, real property taxes shall be prorated based on the most recent assessed value of the Property, multiplied by the current tax rate, and such tax proration shall be subject to adjustment pursuant to Paragraph 8.3;

d. water, sewer and utility charges not payable by a Tenant;

e. amounts payable under any Contracts, but only to the extent Buyer has elected to assume in accordance with Paragraph 3.4;

f. permits, licenses and/or inspection fees (calculated on the basis of the period covered), but only to the extent transferred to Buyer;

g. leasing commissions, landlord’s work and tenant improvement allowances incurred in connection with New Agreements made in accordance with Paragraph 5.2(b) (which shall be apportioned on a straight line basis over the portion of the initial lease term occurring during each party’s respective period of ownership); and

h. any other expenses normal to the operation and maintenance of the Property.

8.2 Seller shall receive no credit for rental income delinquent at Closing and Buyer shall not be entitled to a credit against the Purchase Price for any rent for the month of Closing that has not been received by Seller or its agent. Except as provided in

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Paragraphs 8.7 and 8.8, all rental income received after the Closing shall be credited first to any rental income due to Buyer, second to rent due for the month of Closing, and third to any delinquencies remaining owing to Seller. Except as provided in Paragraph 8.7, Buyer will forward to Seller any delinquent rentals as received, including Seller’s apportionment of rental income delinquent at Closing for the month of Closing. Notwithstanding anything to the contrary herein or in the Assignment of Intangible Rights to be executed by the parties at Closing, Seller shall have all rights and remedies available to it to collect any such delinquent amounts before or after Closing; provided that, following the Closing, Seller shall not initiate any proceeding seeking to terminate the applicable Lease nor shall Seller be entitled to terminate the applicable Lease or otherwise evict or disturb the occupancy of any of the Tenants. Except as provided in Paragraph 8.7, any payments received by Seller after the Closing shall be forwarded directly to Buyer for application in accordance with this Agreement. Upon request, Buyer shall provide Seller with a written accounting of the application of rental payments in accordance with this Paragraph 8.2.

8.3 Notwithstanding anything to the contrary contained in Paragraph 8.1, (a) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be more than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Buyer any increase in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall not be required to pay to Buyer any portion of such increase that is payable by Tenants, except to the extent paid by such Tenants to Seller; and (b) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be less than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to an appeal of the taxes by Seller, a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and (i) Buyer shall pay to Seller any refund received by Buyer representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, the Buyer shall not be required to pay to Seller any portion of such refund which is payable to the Tenants; and (ii) Seller shall be entitled to retain any refund received by Seller representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall pay to Buyer that portion of any such refund that is payable to the Tenants. Each party shall give notice to the other party of any adjustment of the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing within thirty (30) days after receiving notice of any such adjustment.

8.4 Except as provided in Paragraph 8.8, if any Tenants are required to pay Additional Rents, then, with respect to those Additional Rents which are not finally

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adjusted until after the preparation of the Preliminary Proration Statement pursuant to Paragraph 8.1, Buyer shall submit to Seller, no later than March 31, 2013, an unaudited statement for the Property (a “Supplemental Proration Statement”) covering any such Additional Rents or any other items which have been finally adjusted between Buyer and the applicable party for the 2012 calendar year (or if the applicable fiscal year is other than a calendar year, within ninety (90) days after the end of the applicable fiscal year), containing a calculation of the prorations of such Additional Rents and such other items, prepared based on the principles set forth in Paragraph 8.1. In order to enable Buyer to make any year-end reconciliations of Additional Rents, within ninety (90) days after the Closing, Seller shall deliver to Buyer a final statement of (a) all operating expenses for the Property which are actually paid by Seller and permitted to be passed through to the Tenants, as applicable, with respect to the portion of the 2012 calendar year occurring prior to the Closing (“Seller’s 2012 Actual Operating Expenses”), together with copies of all documentation evidencing Seller’s 2012 Actual Operating Expenses, and (b) all estimated payments of Additional Rents received by Seller with respect to the portion of the 2012 calendar year occurring prior to the Closing. If Additional Rents for the 2011 calendar year have not been finally adjusted between Seller and any of the Tenants, as applicable, as of the Closing, Seller shall retain all rights and obligations with respect to the adjustment thereof directly with the applicable party following the Closing, subject to the provisions of Paragraph 8.2.

8.5 Upon reasonable notice and during normal business hours, Seller and its representatives shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of all Supplemental Proration Statements, and Buyer, at no cost to Buyer, shall permit Seller and its representatives to have full access to the books and records in the possession of Buyer or any party to whom Buyer has given custody of the same relating to the Property to permit Seller to review the Supplemental Proration Statements. Any Supplemental Proration Statement prepared by Buyer shall be final and binding for purposes of this Agreement unless Seller shall give written notice to Buyer of disagreement with the prorations contained therein within thirty (30) days following Seller’s receipt of such Supplemental Proration Statement, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller are unable to resolve any disagreement with respect to any Supplemental Proration Statement within ten (10) days following receipt by Buyer of the notice referred to above, either party may pursue any remedy available for the resolution of such dispute.

8.6 Any net credit due Seller or Buyer, as the case may be, shall be paid to Seller or Buyer, as the case may be, within thirty (30) days after the delivery of a Supplemental Proration Statement to Seller, or unless Seller notifies Buyer of a disagreement with respect to any such statement as provided in Paragraph 8.5, in which case such payment (less a hold back sufficient to cover the amount of the disagreement) shall be made within fifteen (15) days after Seller notifies Buyer of such disagreement, and any further payment due after such disagreement is resolved shall be paid within fifteen (15) days after the resolution of such disagreement, but in no event later than sixty (60) days after the delivery of a Supplemental Proration Statement to Seller.

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8.7 The parties acknowledge that the Governmental Tenants typically make their rental payments in arrears under their respective Leases. To the extent such payments are in fact made in arrears, the rentals (including Additional Rents) received from any Governmental Tenants after the Closing Date shall be applied to (a) first, in payment of rentals for the calendar month immediately preceding the month in which the Closing Date occurs; (b) second, in payment of rentals for the calendar month in which the Closing Date occurs, (c) third, in payment of rentals due and payable for all periods after the Closing Date; and (d) fourth, after rentals due and payable for all periods after the Closing Date have been paid in full, in payment of rentals for periods prior to the Closing (other than as provided in the above clause (a)). Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above, and the party receiving such amount shall, within five (5) business days, pay to the other party the portion thereof to which it is so entitled.

8.8 The parties acknowledge that certain of the Tenants make payment of their share of real estate taxes on an annual basis and that such payment may not be made until after the Closing Date. To extent that any such payment is received by Buyer after the Closing Date, Buyer shall, within fifteen (15) business days after the receipt of such payment, pay to Seller the portion of such payment allocable to the period prior to the Closing Date.

8.9 The provisions of this Section 8 shall survive Closing for a period of ninety (90) days after Buyer delivers to Seller the Supplemental Proration Statement.

9. BROKERS; COMMISSIONS.

9.1 Except for Seller’s broker, Holliday Fenoglio Fowler, L.P. (the “Broker”), Buyer and Seller represent and warrant to each other that they have not dealt with any person or party that could be entitled to or make claim for a commission, finder’s fee or other compensation for this transaction. Seller hereby acknowledges and agrees that Seller shall be solely responsible for payment of all commissions, finder’s fees, or other compensation to the extent due and payable to Broker pursuant to the terms of a separate agreement entered into by Seller and Broker outside of this Agreement. Seller and Buyer each agree to indemnify, defend and hold harmless the other from and against all liabilities, damages, attorneys’ fees, court costs and expenses from causes of action, suits, claims, demands and judgments of any nature whatsoever arising out of or in any way connected with its dealings with any real estate brokers or others pertaining to this transaction, other than the Broker.

9.2 The representations made by and the indemnity obligations of Seller and Buyer in Paragraph 9.1 of this Agreement shall survive the Closing for a period of twelve (12) months.

10. RISK OF LOSS.

10.1 Except as provided in this Agreement, the risk of loss prior to the Closing is with Seller. Seller shall, during the term of this Agreement, maintain the fire and hazard insurance presently carried by Seller for no less than full replacement value of the

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improvements on the Property (except to the extent the Tenants are required to maintain the same). At Closing, Seller shall deliver the Property to Buyer in substantially the same condition as exists as of the Effective Date, reasonable wear and tear excepted.

10.2 If, prior to Closing, the Property or any portion thereof is destroyed or damaged by fire, storm or any other casualty, and such damage or destruction is less than or equal to TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) and none of the tenants of the Property shall have the right to terminate their Leases as a result thereof, then Seller shall as expeditiously as possible restore the damaged or destroyed portion of the Property and the Closing contemplated herein shall be postponed to a date not to exceed ten (10) business days beyond the date of such completed restoration; provided however that, if (a) the insurance carrier affirms its liability regarding such damage or destruction; and (b) the available insurance proceeds are sufficient, when added to the deductible, to pay the full cost of repairing and restoring such damaged and destroyed portions of the Property, then the parties shall promptly proceed to Closing in accordance with the terms of this Agreement and, at Closing, Seller will assign all of its right, title and interest to any and all insurance proceeds (including any rent loss insurance allocable to the period from and after Closing) to Buyer, and Seller shall tender to Buyer at Closing the insurance deductible.

10.3 If all or part of the Property is destroyed or damaged by fire, storm or other casualty prior to the Closing, and such damage or destruction exceeds TWO HUNDRED THOUSAND FIFTY DOLLARS ($250,000) and/or one or more of the tenants of the Property shall have the right to terminate their Leases as a result thereof, then, at Buyer’s option within ten (10) days after Buyer’s receipt of the notice of the fire or other casualty, Buyer may terminate this Agreement, in which event Seller shall cause the Escrow Agent to promptly return the Deposit (less the Independent Consideration) to Buyer and neither party shall have any further liability to the other (except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement). If Buyer fails to notify Seller timely of its election to terminate this Agreement, Buyer shall be deemed to have elected to proceed to Closing. If Buyer elects not to terminate this Agreement, this Agreement shall remain in full force and effect and Seller, at the time of Closing, shall transfer and assign to Buyer all of its right, title and interest to any and all insurance proceeds (including any rent loss insurance allocable to the period from and after Closing) to Buyer, and Seller shall tender to Buyer at Closing the insurance deductible.

10.4 If, at any time on or before the Closing, any action or proceeding is filed or threatened or notice given under which all of the Property or any material portion thereof may be taken pursuant to any law, ordinance or regulation or by condemnation or the right of eminent domain, then at the option of Buyer in its sole discretion (a) this Agreement shall be null and void and the Deposit (less the Independent Consideration) shall be promptly returned to Buyer by the Escrow Agent, or (b) this Agreement shall remain in full force and effect and Seller, at the time of Closing hereunder, shall transfer and assign all of Seller’s rights, title and interests in and to any proceeds received or which may be received by reason of such taking, or a sale in lieu thereof, which option shall be exercisable by Buyer by delivering to Seller written notice on or before the tenth

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(10th) business day following the date on which Buyer receives notice that such suit has been filed or is threatened. If such ten (10) business day period extends beyond the date of Closing, as herein provided, Buyer shall have the right to extend the date of Closing, to allow Buyer the full ten (10) business days in which to exercise its options hereunder. For purposes of this Paragraph 10.4, a “material portion” shall mean a taking (i) which materially and adversely affects access to the Property, (ii) which reduces the number of parking spaces at the Property or condemns any portion of the parking areas of the Property, (iii) which results in any one or more of the tenants of the Property having the right to terminate their Leases as a result thereof, or (iv) of more than ten percent (10%) of the leasable area of the improvements at the Property.

11. MISCELLANEOUS.

11.1 Exchange. Either party hereto (hereafter in this Paragraph 11.1 referred to as “Exchange Party”) may assign the Exchange Party’s rights and obligations hereunder to a third party in connection with a like-kind exchange (“Exchange”) under Section 1031 of the Internal Revenue Code of 1986, as amended (“Code”), provided that (i) the Closing shall not be delayed or affected by reason of any Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to the Exchange Party’s obligations under this Agreement; (ii) the Exchange Party shall effect the Exchange with the third-party, and the other party hereto (“Other Party”) shall not be required to take an assignment of the purchase agreement for the exchange property or be required to acquire or hold title to any real property (other than the Property) for purposes of consummating the Exchange; and (iii) the Exchange Party shall pay any additional costs (including reasonable attorneys’ fees) that would not otherwise have been incurred by the Exchange Party or the Other Party had the Exchange Party not contemplated or consummated the Exchange. The Other Party shall not by this agreement or acquiescence to the Exchange (a) have the Other Party’s rights under this Agreement adversely affected or diminished in any manner or (b) be responsible for compliance with or be deemed to have warranted to the Exchange Party that the Exchange in fact complies with Section 1031 of the Code.

11.2 Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

11.3 Applicable Laws. This Agreement shall be governed by the laws of the state in which the Property is located.

11.4 Successors and Assigns. Buyer may sell or assign this Agreement to an Affiliate of Buyer, as hereinafter identified, without the consent of Seller, provided Buyer remains primarily liable for Buyer’s obligations hereunder. For purposes of this Paragraph 11.4, an “Affiliate of Buyer” shall mean an entity controlled by or under common control with Buyer or the principals of Buyer or an entity in which Buyer or the principals of Buyer have not less than fifty percent (50%) of the voting rights.

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11.5 Exclusive Agreement. This Agreement is an exclusive arrangement between the parties and, after execution, neither Seller nor its agents, affiliates or employees shall negotiate or otherwise deal in the sale of the Property with anyone other than Buyer until this Agreement is terminated in accordance with its terms.

11.6 Counterparts. This Agreement may be executed in counterparts each of which shall constitute an original and all of which together shall have the same full and binding effect as a single executed copy. Facsimile or email PDF signatures may be accepted in lieu of originals.

11.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and must be delivered either by: (i) personal service, (ii) commercial overnight courier service where receipt by addressee can be confirmed by said courier service in writing (e.g. Federal Express), or (iii) confirmed telecopy transmission, and in each case, properly addressed as follows:

If to Buyer:	The Phillips Edison Group LLC 11501 Northlake Drive Cincinnati, OH 45249 Attn: David Wik Telephone: (513) 554-1110 Facsimile: (513) 554-1009

With a copy to:	Honigman Miller Schwartz & Cohn LLP 39400 Woodward Avenue Suite 101 Bloomfield Hills, MI 48304-5151 Attn: J. Adam Rothstein, Esq. Facsimile: (248) 566-8479 Email: jrothstein@honigman.com

If to Seller:	Richmond Plaza Investors, L.P. 770 Township Line Road, Suite 150 Yardley, PA 19067 Attn: Elizabeth A. Owens and Christopher J. Locatell Telephone: (215) 575-2431/-2349 Facsimile: (215) 496-0152

With a copy to:	Duane Morris LLP 30 South 17th Street Philadelphia, PA 19103-4196 Attn: David R. Augustin Telephone: (215) 979-1313 Facsimile: (215) 979-1020

24

With a copy to Escrow Agent:	Land Services USA, Inc. 1835 Market Street Suite 420 Philadelphia, PA 19103 Attention: M. Gordon Daniels Telephone: (215) 563-5468 Facsimile: (213) 568-8219 Email: gdaniels@lsutitle.com

Notices shall be deemed received by the addressee upon the earliest to occur of (i) actual receipt or refusal thereof; (ii) one (1) business day after sending by commercial overnight next day courier service; (iii) the receipt signature day if sent by certified mail, postage prepaid, return receipt requested, or (iv) the same day if sent by confirmed telecopy, all in accordance with the terms of this paragraph. Either party may change its address for notice purposes by giving written notice of such new address to the other party.

11.8 Validity; Waiver. The invalidity of any provision of this Agreement shall not affect the validity of the remainder of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver or be binding unless executed in writing by the waiving party.

11.9 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any amendment or modification hereof or any of the Closing documents.

11.10 Attorneys’ Fees. In the event of a dispute between the parties hereto relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and expenses incurred in connection therewith.

11.11 Incorporation of Exhibits. All exhibits attached and referred to herein are by such reference incorporated herein and made part hereof. The Exhibits attached hereto which state “Insert to Follow” or “To Be Attached” shall be completed and approved by the parties hereto prior to expiration of the Review Period and, as completed and approved, shall thereupon become a part of this Agreement.

11.12 Entire Agreement. All prior understandings and agreements between the parties respecting this transaction are merged in this Agreement and the exhibits attached hereto, which fully and completely express the agreement of the parties. No change, addition to or modification of this Agreement or any part hereof shall be valid unless in writing and signed by or on behalf of all of the parties.

11.13 Default by Seller. In the event Seller fails to close this transaction in accordance with the terms hereof within the time set forth above, Buyer at Buyer’s option shall be entitled to take one of the following, and only one of the following, mutually exclusive

25

actions, as Buyer’s exclusive remedy: (a) terminate this Agreement, whereupon the Escrow Agent shall return the Deposit (less the Independent Consideration) to Buyer and this Agreement shall terminate and become null and void and of no effect and the parties shall be released from all further obligations hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement and; (b) waive any such failure and proceed with the Closing or (c) Buyer may seek the specific performance of Seller’s obligations under this Agreement from a court of competent jurisdiction by a date which is no later than ninety (90) days after the scheduled Closing Date. To the extent any such default involves a default of any of Seller’s covenants set forth in Paragraph 5.2(a) or (b) hereof and/or a default of such a nature that Buyer shall be precluded from obtaining specific performance (e.g., Seller conveys the Property to a bona fide third party who takes without knowledge of this Agreement), then, in the event of termination of this Agreement by Buyer, in addition to the return of the Deposit to Buyer, Seller shall, within two (2) business days thereafter, pay to Buyer, as liquidated damages and not as a penalty, the sum of (i) an amount equal to all third party out of pocket costs and expenses incurred by Buyer in connection with the transaction contemplated hereby, and (ii) an amount equal to the amount of the Deposit, the same being deemed Buyer’s damages on account thereof, the exact amount of damages to be suffered by Buyer on account of any such default being difficult if not impossible to ascertain and Buyer and Seller agreeing that such amount is a reasonable approximation of the damages to be suffered by Buyer on account thereof. Notwithstanding the foregoing, with respect to a default under Paragraph 5.2(a), Buyer shall only be entitled to the liquidated damages set forth in the immediately prior sentence if such default first occurs after the expiration of the Review Period. Buyer waives all other rights and remedies it may have at law or in equity against Seller arising out of a default by Seller.

11.14 Default by Buyer. The Deposit is to secure the timely performance by Buyer of its obligations and undertakings under this Agreement. In the event of a default of Buyer whereby Buyer fails to close this transaction in accordance with the terms of this Agreement, the Escrow Agent shall immediately deliver the Deposit to Seller (and Buyer and Seller hereby irrevocably instruct the Escrow Agent to make such delivery to Seller), and Seller shall retain the Deposit as liquidated damages and as Seller’s sole and exclusive right to damages or any other remedy for such default, as further provided in Paragraph 1.2 hereof.

11.15 AS IS Condition. Except for the express representations and warranties contained herein, the Property is being sold in an “AS IS” and “WHERE IS” condition, “WITH ALL FAULTS”, without warranty, express or implied, as to the condition, thereof or otherwise. Buyer will have conducted prior to the expiration of the Review Period, and in all events prior to the Closing, Buyer’s own investigation of the Property and the physical conditions thereof. Buyer will have reviewed prior to the expiration of the Review Period, and in all events prior to the Closing, all items which in Buyer’s judgment may affect or influence Buyer’s use of the Property, including examining and inspecting all matters with respect to taxes, permissible uses, zoning, covenants, conditions, restrictions and all other matters which in Buyer’s judgment bear upon the value and suitability of the Property for Buyer’s purposes. Buyer acknowledges that

26

Seller would not sell the Property except on the basis described herein. Except as specifically provided in this Agreement, (i) Buyer acknowledges and agrees that Seller has made no representations or warranties of any kind, either express or implied, and will at Closing make no representations of any kind, in connection with the maintenance, repair, condition, design, marketability, soils condition, environmental condition, value or the like of the Property or otherwise, (ii) Buyer shall rely solely on Buyer’s own inspection and examination of such items and not on any representations of Seller, and (iii) Seller shall have no responsibility, liability or obligation subsequent to the Closing with respect to any conditions, including without limitation environmental conditions, hazardous materials of any kind whatsoever, physical condition, structural condition, the presence of any environmental problems or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Property, regardless of when such Hazardous Materials were first introduced in, on or about the Property. Except as otherwise specifically provided in this Agreement, Buyer hereby releases Seller and its members, shareholders, officers, directors, partners, employees, agents, successors, and assigns from any liability associated with the condition of the Property or any reports, surveys, studies, tests or other similar materials relating to the Property, or any matters disclosed therein, or any inaccuracies or omissions contained therein. The provisions of this Paragraph 11.15 shall survive Closing or the earlier termination of this Agreement.

11.16 Limitation of Liability. None of Seller’s members, beneficiaries, shareholders, partners, directors, officers, agents or employees, nor any of their heirs, executors, administrators, successors or assigns, shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement or the transactions contemplated herein, and Buyer waives for itself and anyone who may claim through or under Buyer any and all rights to sue or recover from any of the foregoing individuals or parties on account of any such alleged personal liability. Likewise, none of Buyer’s members, beneficiaries, shareholders, partners, directors, officers, agents or employees, nor any of their heirs, executors, administrators, successors or assigns, shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement or the transactions contemplated herein, and Seller waives for itself and anyone who may claim through or under Seller any and all rights to sue or recover from any of the foregoing individuals or parties on account of any such alleged personal liability. The provisions of this Paragraph 11.16 shall survive Closing or the earlier termination of this Agreement.

11.17 Further Assurances. After Closing, Seller and Buyer each agree to execute any and all documents and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement at no cost or expense to such party.

11.18 Time of the Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

11.19 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY THE OTHER PARTY IN CONNECTION

27

WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

11.20 Survival. Except as expressly provided in this Agreement, the representations, warranties, covenants and agreement of the parties set for in this Agreement shall not survive Closing or the earlier termination thereof in accordance with its terms.

11.21 Computation of Time. Any time period provided for in this Agreement which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. (EST) on the next full business day. As used in this Agreement, the term “business day” means a day, other than a Saturday or Sunday, on which banking institutions in Augusta, Georgia are required to be open.

11.22 No Assumption of Liabilities. The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Buyer be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the Tenants under the Leases and the counterparties to the Contracts which Buyer elects to assume under Paragraph 3.4 or is obligated to assume under Paragraph 7.8. Accordingly, Buyer shall neither assume nor be liable for the debts, liabilities, taxes, obligations and claims for which Seller alone is liable, including, but not limited to, (i) all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through Closing, (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit), (ii) obligations of Seller under any Leases or occupancy agreements accruing prior to Closing, unless specifically assumed by Buyer, and (iii) obligations of Seller under the Contracts accruing from and after Closing, unless Buyer has specifically assumed the Contract in accordance with Paragraph 3.4 or is obligated to assume as provided in Paragraph 7.8. Seller hereby agrees to indemnify, defend and hold harmless Buyer against any loss, cost, liability, damage or expense with respect thereto. The obligations herein shall survive the Closing.

11.23 Jo-Ann’s. Promptly following Closing, Buyer shall contact FCA of Ohio, Inc. (“Jo-Ann’s”) concerning the negotiation of an amendment to the Jo-Ann’s Lease (as defined below) which would terminate the right of Jo-Ann’s under Section 4(d) of the Jo-Ann’s Lease to cancel the Jo-Ann’s Lease (the “Post-Closing Jo-Ann’s Amendment”). Upon Buyer’s receipt of a written notice from Jo-Ann’s of Jo-Ann’s intent to terminate the Jo-Ann’s Lease pursuant to Section 4(d) of the Jo-Ann’s Lease, Buyer shall use commercially reasonable efforts to enter the Post-Closing Jo-Ann’s Amendment. Buyer shall promptly notify Seller and Escrow Agent upon the execution, if at all, of the Post-Closing Jo-Ann’s Amendment. In the event of a default by Buyer under this Paragraph 11.23, Seller’s sole and exclusive remedy shall be recovery of the Escrow Funds (as defined in the Jo-Ann’s Escrow Agreement). The foregoing limitation, however, shall

28

not act to limit the right of the prevailing party in a dispute to collect pursuant to Paragraph 11.10 of this Agreement. The term “Jo-Ann’s Lease” shall mean certain Lease Agreement dated December 5, 2007 with Jo-Ann’s for space at the Property. The provisions of this Paragraph 11.23 shall survive the Closing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

29

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date set forth below.

BUYER:		SELLER:

THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company		RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership

		By:	Bergen of Richmond Plaza, Inc., its general partner

By:	/s/ Robert F. Myers		By:	/s/ Elizabeth A. Owens
Name:	Robert F. Myers		Name:	Elizabeth A. Owens
Its:	President		Its:	Senior Vice President

Date of Execution: June 28, 2012		Date of Execution: June 28, 2012

ESCROW AGENT:

The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the terms and conditions of this Agreement.

LAND SERVICES USA, INC.

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

S-1

LIST OF EXHIBITS

A – Legal Description

B – Intentionally Omitted

C – Seller’s Deliveries

D – List of Existing Notices of Violations

E – Schedule of Litigation

F – Limited Warranty Deed

G – Bill of Sale

H – Leasing Commissions

I – Assignment and Assumption of Intangible Rights and Obligations

J – Certificate of Non-Foreign Status

K – Tenant Estoppel Certificate

L – Notice to Tenants

M – Bring Down Certificate

N – Rent Roll

O – Contracts

P – Lease Defaults

Q – Jo-Ann’s Escrow Agreement

EXHIBIT “A”

LEGAL DESCRIPTION

[See Attached]

A-1

EXHIBIT “B”

Intentionally Omitted

B-A-1

EXHIBIT “C”

SELLER’S DELIVERIES

Description

Accounting

Income Statements - YTD and 5 year historical (by Quarter)

General Ledger - Current Quarter and 3 year historical

Capital Budget - YTD and 3 year historical

Real Estate Bills and Appeals - 3 year historical

CAM, Real Estate Tax and Insurance Reconciliations - 3 year historical

Schedule of Security Deposits and Prepaid Rents

Trial Balance - Prior Year and Current Quarter

Tenant Ledgers for the period from 1/1/2009 to 5/2012

Operations

Warranties (roof, HVAC, elevator, etc.)

Contact List and Contracts

Copies of all utility bills for prior 12 months

Tenant Information

Leases (including all amendments and commencement date agreements with tenants)

Tenant Contact Sheet and Guarantor Contact Sheet (name, address, phone number)

Rent Roll - Prior Year and Current Year (by Quarter)

Schedule of Pending Leases; Letters of Intent Under Negotiation; Leases Out for Signature

Available Tenant Sales Information - YTD and 5 year historical

Tenant Invoices - Most recent calendar month

Broker Listing Agreement

Available Tenant Certificates of Insurance

Available Tenant Certificates of Occupancy

Tenant Estoppel Certificates from purchase of Property

Construction

Available as Built Plans (on CD)

C-1

Title

Owner’s Title Insurance Policy and recorded title documents

Other

All Environmental Reports obtained by Seller

ALTA As-Built Survey

C-2

EXHIBIT “D”

LIST OF EXISTING NOTICES OF VIOLATIONS

None

D-1

EXHIBIT “E”

SCHEDULE OF LITIGATION

None

E-1

EXHIBIT “F”

LIMITED WARRANTY DEED

Return to:

Attn:

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

LIMITED WARRANTY DEED

THIS INDENTURE, made this      day of             , 2012, between RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership, as party of the first part (hereinafter referred to as “Grantor”) and                     , a                     , as party of the second part (hereinafter referred to as “Grantee”), (the words “Grantor” and “Grantee” to include their respective heirs, successors, successors-in-title and assigns where the context requires or permits).

WITNESSETH THAT:

GRANTOR, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto said Grantee, all that tract or parcel of land lying and being in Richmond County, Georgia, and being more particularly described on Exhibit A, attached hereto and by this reference made a part hereof, together with any and all plants, trees, timber, shrubbery, improvements and fixtures located thereon or attached thereto, and all rights, easements, licenses and benefits appurtenant thereto (hereinafter called the “Property”).

TO HAVE AND TO HOLD the Property with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the Grantee forever in FEE SIMPLE.

AND THE SAID Grantor will warrant and forever defend the right and title to the Property unto Grantee against the claims of all persons claiming by, through or under Grantor, but not otherwise, except for claims arising under any of the matters set forth on Exhibit B, attached hereto and by this reference made a part hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

F-1

IN WITNESS WHEREOF, the Grantor has signed and sealed this Deed, the day and year first above written.

Signed, sealed and delivered
in the presence of:	GRANTOR:

RICHMOND PLAZA INVESTORS, L.P.,
a Georgia limited partnership

Unofficial Witness	By:	Bergen of Richmond Plaza, Inc.,
its general partner

Notary Public		By:
Name:
My Commission Expires:		Title:

[NOTARIAL SEAL]
Attest:
Name:
Title:

[CORPORATE SEAL]

F-S-1

EXHIBIT “A”

TO LIMITED WARRANTY DEED

Legal Description

[To be Attached]

F-A-1

EXHIBIT “B”

TO LIMITED WARRANTY DEED

Permitted Title Encumbrances

[To be Attached]

F-B-1

EXHIBIT “G”

BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the undersigned (“Seller”) bargains, sells, conveys, assigns, transfers and delivers to                     , a                     . (“Buyer”), all Seller’s right, title and interest in and to all furniture, tangible and intangible personal property, fixtures, equipment, plans and specifications and other contract documentation, machinery and all other items located on or used in connection with the real property and improvements described in Exhibit “A” attached hereto (the “Real Property”), and all trade names, intellectual property and passwords and access codes pertaining to any website related to the Richmond Plaza Shopping Center, contract rights relating to the Property, the name “Richmond Plaza”, Seller’s interest in and the control of the Seller over escrow accounts, deposits, instruments, general intangible and business records, including without limitation the property described on Exhibit “B” attached hereto and by this reference made a part hereof (collectively, the “Personal Property”). The Property shall not include any of the personal property owned by any of the tenants of the Real Property.

TO HAVE AND TO HOLD all and singular the Personal Property unto Buyer, its successors and assigns, to their own proper use and benefit, forever.

Seller represents and warrants to Buyer that Seller possesses full right, power and authority to sell, transfer and assign the Personal Property to Buyer.

THE PERSONAL PROPERTY IS SOLD “AS IS” WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT THE WARRANTIES SET FORTH HEREIN; IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL OTHER WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

G-1

IN WITNESS WHEREOF, this Bill of Sale has been executed as of             , 2012.

SELLER:

RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership

By:	Bergen of Richmond Plaza, Inc., its general partner

By:
Name:
Its:

G-2

EXHIBIT “A”

TO BILL OF SALE

Legal Description

[To be Attached]

G-A-1

EXHIBIT “B”

TO BILL OF SALE

Personal Property

[To be Attached]

G-B-1

EXHIBIT “H”

LEASING COMMISSIONS/ALLOWANCES

Leasing commission in the amount of $4,800.00 in connection with the Lease to A Town Wings

Leasing commission in the amount of $74,222.61 in connection with the Lease to Mattress Firm

Tenant allowance with respect to Lease to A Town Wings in the amount of $24,000

Tenant allowance with respect to Lease to Mattress Firm in the amount of $67,056

H-1

EXHIBIT “I”

ASSIGNMENT AND ASSUMPTION OF

LEASES, INTANGIBLE RIGHTS AND OBLIGATIONS

THIS ASSIGNMENT AND ASSUMPTION is made and entered into as of             , 2012 (“Effective Date”) by and between RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership (“Assignor”), and                     , a(n)                      (“Assignee”), with reference to the following:

WHEREAS, in accordance with the terms of an Agreement For Sale and Purchase of Property (the “Purchase Agreement”) dated             , 2012, Assignor conveyed to Assignee concurrently herewith the real property and improvements located thereon, more particularly described on Exhibit “A” attached hereto (“Property”); and

WHEREAS, in connection with the conveyance of the Property, Assignor and Assignee intend that all of Assignor’s right, title and interest in and under all contracts, guaranties, warranties, leases and other matters relating to the Property be assigned and transferred to Assignee,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

1. Assignment. Assignor hereby sells, assigns, conveys, transfers and sets over to Assignee any and all of Assignor’s right, title and interest in and to the following intangible rights:

(a) Contracts. All those certain contracts and agreements listed on Exhibit “B” attached hereto and previously delivered to Assignee, relating to the Property (the “Contracts”).

(b) Warranties, Guaranties and Policies. To the extent transferable, all guaranties, warranties and agreements from any contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in the construction, manufacture, development, installation and operation of any and all fixtures, equipment, personal property and improvements located on or used in connection with the Property.

(c) Governmental Approvals and Certificates. To the extent transferable, any zoning, use, occupancy and operating permits, and all other permits, approvals and certificates obtained in connection with the Property.

(d) Leases. All leases with respect to the Property specified in Exhibit “C” together with all security deposits presently held by Assignor (“Leases”).

2. Assumption. Assignee hereby accepts the assignment of the Leases and other matters set forth above and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof.

3. Indemnity by Assignee. Assignee agrees to indemnify, defend and hold harmless Assignor from any cost, liability, damage or expense (including reasonable attorneys’ fees and costs of suit) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations from and accruing on or after the date hereof.

4. Indemnity by Assignor. Assignor agrees to indemnify, defend and hold harmless Assignee from any cost, liability, damage or expense (including reasonable attorneys’ fees and costs of suit) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Leases or the Contracts, to the extent accruing prior to the date hereof.

5. Counterparts. This Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6. Intentionally omitted.

7. Governing Law. This Assignment and Assumption shall be governed by and construed under and in accordance with the laws of the state in which the Property is located.

8. Additional Documents. Each party shall, at the request of the other, execute, acknowledge and deliver whatever additional instruments, and do such other acts, as may reasonably be required in order to accomplish and carry forward the intent and purposes of this Assignment and Assumption.

9. Successors and Assigns. This Assignment and Assumption shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Assignment is executed by the parties on the date first above written.

ASSIGNOR:		ASSIGNEE:

RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership
a(n)

By:	Bergen of Richmond Plaza, Inc., its general partner

By:		By:
Name:		Name:
Its:		Its:

EXHIBIT “A”

TO ASSIGNMENT AND ASSUMPTION

Legal Description

[To be Attached]

I-A-1

EXHIBIT “B”

TO ASSIGNMENT AND ASSUMPTION

Contracts and Agreements

[To be Attached]

I-B-1

EXHIBIT “C”

TO ASSIGNMENT AND ASSUMPTION

List of Leases

[To be Attached]

I-C-1

EXHIBIT “J”

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Richmond Plaza Investors, L.P. (“Seller”), the undersigned hereby certifies the following on behalf of the Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.	Seller’s U.S. employer identification number is ; and

4.	Seller’s office address is 770 Township Line Road, Suite 150, Yardley, PA 19067.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete. I further declare that I have authority to sign this document on behalf of Seller.

Date:             , 2012

SELLER:

RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership

By:	Bergen of Richmond Plaza, Inc., its general partner

By:
Name:
Its:

J-1

EXHIBIT “K”

TENANT ESTOPPEL CERTIFICATE

Date:

To:	Bank, National Association

and

The Phillips Edison Group LLC

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:	BUYER:
LANDLORD:
TENANT:
LEASE:
PREMISES:

In consideration of Buyer’s pending acquisition of the shopping center in which the Premises are located, and the loan (“Loan”) with respect thereto to be extended by                                         , National Association (“Lender”) to Buyer, and in consideration of the mutual promises between Landlord and Tenant in that certain Lease referred to herein, Tenant hereby certifies to and agrees with Buyer and Lender and their respective successors, successors in interest and assigns as follows as of the date hereof:

1. The leased premises, consisting of              square feet, including all improvements, appurtenances, common areas and parking, as constructed, satisfy the requirements of the Lease and have been accepted by Tenant, and are open for the use of Tenant, its employees, customers, and invitees.

2. The above-referenced Lease represents the entire agreement between Landlord and Tenant, and the Lease is in full force and effect, has not been assigned, modified, supplemented or amended in any way, except as follows:                     .

3. The most recent date of commencement of rentals due under the Lease (or extension of the Lease) was                     ; all rents have been paid through             , 2012, at the rental rates described in the Lease (or as extended), the base rent currently being $         per month ($         per year); no rents have been prepaid more than one month in advance; and there are no rent concessions of any nature to which Tenant may at any time be entitled.

K-1

4. The Lease (or current extension) is for a term of                      years commencing on                      and ending on                     ; and in addition, Tenant has the following renewal options:                     .

5. To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord, and necessary to the enforceability of the Lease, have been satisfied; to Tenant’s knowledge, there are no defaults under the Lease, nor any conditions which would become a default at the expiration of a grace period or upon notice; and to Tenant’s knowledge, there are no existing defenses or offsets which Tenant has against Landlord.

6. Tenant has on deposit with Landlord the sum of $         as a security deposit.

7. The Lease shall not be cancelled, surrendered or merged in the ownership of the fee of the leased premises except as specifically provided by the terms of the Lease.

8. The Lease contains no provisions granting to Tenant any options to purchase or rights of first refusal regarding the leased premises or the real property which includes the leased premises.

9. Tenant acknowledges that Buyer may disclose to Lender any information disclosed to Buyer pursuant to the Lease terms concerning gross sales, receipts, percentage rent, etc.

10. Tenant understands that this Certificate is being executed as one of the inducements to Buyer to acquire the Premises and to Lender to extend the Loan. This Certificate may be relied upon by Landlord, Buyer, Lender and their respective successors, successors in interest and assigns.

IN WITNESS WHEREOF, Tenant has caused this instrument to be executed this      day of             , 2012.

TENANT:

By:
Name:
Title:

K-2

EXHIBIT “L”

NOTICE TO TENANTS

[DATE]

RE:	Notice of Change of Ownership of Richmond Plaza

3435 Wrightboro Road

Augusta, Georgia

All Tenants of Richmond Plaza:

You are hereby notified as follows:

That as of the date hereof, Richmond Plaza Investors, L.P. has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) and your lease to                      (the “New Owner”).

All future notices and rental payments, including payments for any and all statements on hand, should be made to the New Owner in accordance with your lease terms at the following address:

Your security deposit, if any, has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.

Sincerely,

RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership

By:	Bergen of Richmond Plaza, Inc., its general partner

By:
Name:
Its:

L-1

EXHIBIT “M”

Bring Down Certificate

I,                             , hereby certify that I am the duly elected, qualified and acting                              of Bergen of Richmond Plaza, Inc., the general partner of Richmond Plaza Investors, L.P., a Georgia limited partnership (“Seller”), and that:

To the knowledge of Seller, the representations and warranties of Seller contained in the Agreement for Sale and Purchase of Property dated             , 2012, and contained in all amendments thereto, between Seller, as seller, and The Phillips Edison Group LLC, an Ohio limited liability company, as buyer, the buyer’s interest in which was assigned to                             , continue to be true and correct in all material respects.

IN WITNESS WHEREOF, the undersigned has executed this Bring Down Certificate as of             , 2012.

RICHMOND PLAZA INVESTORS, L.P.,
a Georgia limited partnership

By:	Bergen of Richmond Plaza, Inc., its general partner

By:
Name
Its:

M-1

EXHIBIT “N”

Rent Roll

See attached.

N-1

EXHIBIT “O”

Contracts

ADT – Fire Suppression System

Sweep A Lot – Landscaping

Sweep A Lot – Sweeping

Sweep A Lot – Pressure Washing

Gold Mechanical – HVAC Maintenance

Retail Lease Commission Agreement with Colliers International – Atlanta Realty, LLC (Mattress Firm, Inc.)

Exclusive Listing Agreement with The Shopping Center Group, LLC

O-1

EXHIBIT “P”

Lease Defaults

Fatimatou Diallo is in payment default under her Lease.

P-1

EXHIBIT “Q”

Jo-Ann’s Escrow Agreement

THIS ESCROW AGREEMENT (this “Agreement”) is made as of             , 2012 by and between                             , a Delaware limited liability company (“Purchaser”), RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership (“Seller”), and LAND SERVICES USA, INC. (“Escrow Agent”).

R E C I T A L S:

A. Purchaser, as Purchaser, and Seller, as Seller, are parties to that certain Agreement for Sale and Purchase of Property dated June     , 2012, as amended from time to time (as amended, “Purchase Agreement”), regarding the sale by Seller to Purchaser of the real property and shopping center improvements thereon, and the leases and appurtenant rights associated therewith, known as “Richmond Plaza” located in Augusta, Georgia (“Property”) as more particularly described therein.

B. Simultaneously herewith, the parties are closing on the sale of the Property. In connection with that closing, the parties agreed to create an escrow account with Escrow Agent from which Purchaser shall be entitled to draw on such escrow in the event that FCA of Ohio, Inc. (“Jo-Ann’s”) terminates that certain Lease Agreement dated December 5 2007 (the “Lease”) with respect to a portion of the Property on or before July 30, 2013, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Except as otherwise noted herein, the meaning of the defined terms in this Agreement shall be governed by the definitions of those terms contained in the Purchase Agreement.

2. Establishment of Escrow. Concurrently herewith, Seller has deposited in escrow with Escrow Agent the sum of $500,000.00 (the “Escrow Funds”). The Escrow Funds shall be held in escrow by Escrow Agent and disbursed solely in accordance with the terms hereof. In the event that Jo-Ann’s timely notifies Purchaser of its intent to terminate the Lease (such notice a “Termination Notice”) on or before July 30, 2013 (the “Outside Termination Date”), then, upon Jo-Ann’s vacating the Property and paying Purchaser the Termination Fee (as defined below), the Escrow Funds shall be disbursed by Escrow Agent to Purchaser upon request thereof by Purchaser. In the event that (a) Jo-Ann’s either (i) fails to notify Purchaser of its intent to terminate the Lease on or before the Outside Termination Date, (ii) irrevocably waives its right to terminate the Lease pursuant to Section 4(d) of the Lease, or (iii) notifies Purchaser of its intent to terminate the Lease on or before the Outside Termination Date but remains as a tenant of a portion of the Property one (1) year and fifteen (15) days after the giving of the Termination Notice, (b) Purchaser enters into (i) the Post-Closing Jo-Ann’s Amendment pursuant to Paragraph 11.23 of the Purchase Agreement, (ii) a new lease with Jo-Ann’s or an affiliate of Jo-Ann’s to occupy a portion of the Property for a term that extends after July 31, 2014, or (iii) an amendment to the Jo-Ann’s Lease which extends the term thereof beyond July 31, 2014, then, upon request to Escrow Agent from Seller, the Escrow Funds shall be disbursed by Escrow Agent to Seller. Purchaser shall notify Seller and Escrow Agent promptly of the occurrence of one of the events described in clause (a) or (b). Notwithstanding anything to the contrary contained in the Purchase Agreement, Purchaser and Seller agree that all fees payable by Jo-Ann’s in connection with termination (including the unamortized construction allowance and real estate broker commissions) are the property of Purchaser (collectively, the “Termination Fee”).

3. Escrow Funds.

(a) The Escrow Funds held under this Agreement shall be increased by income earned on such Escrow Funds and decreased by the fees of the Escrow Agent.

(b) The Escrow Agent shall be entitled to its out-of-pocket expenses if there is a disagreement between Purchaser and Seller. Each of Seller and Purchaser shall be responsible for payment of one half (1/2) of any of such expenses.

(c) Purchaser and Seller shall each be responsible for paying one half (1/2) of any escrow fees charged by the Escrow Agent in connection with this Agreement.

(d) The Escrow Funds held under this Agreement shall be invested in accordance with the terms of Paragraph 5 hereof.

4. Notices. All notices, payments or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid and return receipt requested and received, or by overnight courier service, or by e-mail with confirmed receipt and a “hard” copy forward approximately simultaneously via one of the other methods of delivery, addressed as follows:

If to Purchaser:	c/o Phillips Edison & Company
11501 Northlake Drive
Cincinnati, Ohio 45249
Attention: Joel Staffilino and Jessica Morris
jstaffilino@phillipsedison.com
jmorris@phillipsedison.com

With a copy to:	Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304-5151
Attention: J. Adam Rothstein, Esq.
arothstein@honigman.com

If to Seller:	Richmond Plaza Investors, L.P.
770 Township Line Road, Suite 150
Yardley, PA 19067
Attention: Elizabeth A. Owens and Christopher J. Locatell
eowens@bpgltd.com
clocatell@bpgltd.com

With a copy to:	Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103-4196
Attention: David R. Augustin
draugustin@duanemorris.com

Escrow Agent:	Land Services USA, Inc.
1835 Market Street
Suite 420
Philadelphia, PA 19103
Attention: M. Gordon Daniels
gdaniels@lsutitle.com

5. Investment of Escrow Funds. The Escrow Agent shall invest all of the Escrow Funds under this Agreement, including any interest received thereon as directed in writing by Purchaser. Such direction shall include the amount to be invested and the time period of such investment. Investments shall be restricted to certificates of deposit, commercial paper, money market funds and similar items none of which will have a maturity of more than thirty (30) calendar days. Escrow Agent shall have no liability whatsoever with respect to any interest fluctuations of such investments.

6. Waivers. No waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless in writing and signed by such party. No waiver of any provision of, or default under, this Agreement shall affect the right of any party thereafter to enforce said provision or to exercise any right or remedy in the event of any other default, whether or not similar.

7. Modification. This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto.

8. Duties of Escrow Agent.

(a) Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

(b) Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties; provided, however, that, as stated above, any modification of this Agreement must be signed by all of the parties hereto.

(c) Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights of powers conferred upon it by this Agreement. Escrow Agent may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ prior written notice to the parties hereto of the date upon which such resignation shall take effect. In such event, the parties hereto agree to appoint a successor Escrow Agent, and the parties hereto agree that, upon demand of such successor Escrow Agent, all property in the Escrow Funds held under this Agreement shall be turned over and delivered to such successor Escrow Agent, which shall, thereupon, be bound by all of the provisions of this Agreement.

9. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Indemnification. Escrow Agent is severally indemnified and saved harmless by Purchaser and Seller from all losses, costs and expenses that Escrow Agent may incur as result of its involvement in any litigation arising from performance of its duties under this Agreement, provided that such litigation shall not result from any action taken or omitted by Escrow Agent for which it shall have been adjudged negligent or to have acted in bad faith. This indemnification shall survive termination of this Agreement until extinguished by any applicable statute of limitations.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SELLER:	RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership

	By:	Bergen of Richmond Plaza, Inc., its general partner

By:
Name:
Its:

Date of Execution: , 2012

[Signatures continue of the following page.]

PURCHASER:		,
a Delaware limited liability company

By:
Name:
Title:

[Signatures continue of the following page.]

ESCROW AGENT:	LAND SERVICES USA, INC.

By:
Name:
Title: